EXHIBIT 99.1

          Innodata Isogen Reports Third Quarter 2004 Results

    NEW YORK--(BUSINESS WIRE)--Nov. 11, 2004--INNODATA ISOGEN, INC.
(NASDAQ:INOD)

    --  Company earns $3.1 million on 42% increase in revenues

    --  Revenues up 56% in first nine months of 2004

    --  Margins improve, balance sheet strengthened

    INNODATA ISOGEN, INC. (NASDAQ:INOD), a leading provider of content supply chain solutions, today reported earnings of $3,103,000, or $0.13 per diluted share, for the third quarter of 2004, versus earnings of $1,490,000 or $0.06 per diluted share, for the third quarter of 2003.
    Earnings in the first nine months of 2004 were $6,760,000, or $0.28 per diluted share, as compared to a loss of $259,000, $0.01 per diluted share, over the same period in 2003.
    Revenues increased 42% to $15,927,000 in the third quarter of 2004 from revenues of $11,184,000 in the third quarter of 2003; and revenues rose 56% to $40,438,000 for the nine months ended September 30, 2004 from $25,893,000 for the same period last year.
    In addition, the company's cash position increased from approximately $14.3 million at the end of the second quarter 2004 to total $16.1 million at the end of the third quarter 2004.
    Innodata Isogen generated approximately $2.2 million in cash from operations in the third quarter of 2004. In addition, working capital increased to approximately $20.2 million. The company currently carries virtually no debt other than routine payables.
    The increased revenues primarily reflect increased project-based sales to several of Innodata Isogen's largest clients, made possible by its enhanced services portfolio and increased capital spending by companies in the markets it serves.
    "We're pleased to report another quarter of strong revenue and income growth," said Jack Abuhoff, Chairman and CEO of Innodata Isogen. "Our profitability has improved substantially and the company's financial condition is robust."
    Abuhoff said that he expects the company's financial results in the fourth quarter of 2004 to show continued significant year-over-year improvement, but at a lower revenue level than achieved in the third quarter, and that he expects 2005 to continue to show double-digit growth.
    "I am optimistic about growth," Abuhoff continued. "We're seeing companies in our core markets continuing, if not accelerating, their investment in content infrastructure, technology and processes - mainly because intellectual assets, such as content, are increasingly the basis of economic activity, especially in the United States and other developed countries."


Timing of Conference Call with Q&A

Innodata Isogen will conduct an investor conference call, including a question & answer period, at 11:00 AM ET today. Interested parties can participate in this call by dialing the following call-in numbers:

1-800-289-0569 (Domestic)
1-913-981-5542 (International)

Replays will also be made available at:

1-888-203-1112 (Domestic Replay)
1-719-457-0820 (International Replay)
(Passcode on Replay only: 805926)

Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata-isogen.com. Please note that the Webcast feature will be in a listen-only mode. Call-in or Webcast replay will be available for 30 days following the conference call.

    About Innodata Isogen

    Innodata Isogen (www.innodata-isogen.com) optimizes content supply chains, helping clients realize significant cost savings and productivity gains from content-related operations, achieve better outcomes and compete more effectively in demanding global markets.
    Our solutions encompass virtually every activity necessary to create, use and distribute information products. Clients can choose from an array of integrated point solutions or simply outsource their entire content supply chain to Innodata Isogen.
    The company, based in metro New York, has three content solution centers in North America, seven certified content production facilities and a dedicated tools and technology center in Asia, together employing more than 7,500 content specialists worldwide.
    Among our extensive roster of blue-chip clients are the world's leading commercial publishers, Global 2000 enterprises, government agencies, and major archives, libraries and museums.

    This release contains certain forward-looking statements, including without limitation, statements concerning the company's operations, economic performance, and financial condition. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate," "indicate," "point to" and other similar expressions generally identify forward-looking statements, which speak only as of their dates.

    These forward-looking statements are based largely on the company's current expectations, and are subject to a number of risks and uncertainties, including without limitation, continuing revenue concentration in a limited number of clients, continuing reliance on project-based work, worsening of market conditions, changes in external market factors, the ability and willingness of the company's clients and prospective clients to execute business plans which give rise to requirements for digital content and professional services in knowledge processing, difficulty in integrating and deriving synergies from acquisitions, potential undiscovered liabilities of companies that Innodata Isogen acquires, changes in the company's business or growth strategy, the emergence of new or growing competitors, various other competitive and technological factors, and other risks and uncertainties indicated from time to time in the company's filings with the Securities and Exchange Commission.

    Actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this release will occur.


                INNODATA ISOGEN, INC., AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)
                              (Unaudited)

                                     Three Months       Nine Months
                                         Ended             Ended
                                   ----------------- -----------------
                                     September 30      September 30
                                   ----------------- -----------------

                                     2004     2003     2004     2003
                                   -------- -------- -------- --------

REVENUES                           $15,927  $11,184  $40,438  $25,893
                                   -------- -------- -------- --------

OPERATING COSTS AND EXPENSES:
 Direct operating expenses           8,847    7,225   24,481   19,458
 Selling and administrative
  expenses                           2,847    2,002    7,514    6,561
 Bad debt recovery - net                 -        -     (963)       -
 Interest (income) - net               (14)      (4)     (13)     (19)
                                   -------- -------- -------- --------

     Total                          11,680    9,223   31,019   26,000
                                   -------- -------- -------- --------
INCOME (LOSS) BEFORE PROVISION FOR
  INCOME TAXES                       4,247    1,961    9,419     (107)

PROVISION FOR INCOME TAXES           1,144      471    2,659      152
                                   -------- -------- -------- --------

NET INCOME (LOSS)                  $ 3,103  $ 1,490  $ 6,760  $  (259)
                                   ======== ======== ======== ========

INCOME (LOSS) PER SHARE:
 Basic                             $   .14  $   .07  $   .30  $  (.01)
                                   ======== ======== ======== ========
 Diluted                           $   .13  $   .06  $   .28  $  (.01)
                                   ======== ======== ======== ========

WEIGHTED AVERAGE SHARES
 OUTSTANDING:
 Basic                              22,429   21,593   22,176   21,499
                                   ======== ======== ======== ========
 Diluted                            24,659   23,225   24,541   21,499
                                   ======== ======== ======== ========


                INNODATA ISOGEN, INC., AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                                  Sept. 30,  Dec. 31,
                                                    2004       2003
                                                 ---------- ----------
                                                 Unaudited   Derived
                                                              from
                                                             audited
                                                            financial
                                                            statements
ASSETS

CURRENT ASSETS
Cash and equivalents                             $  16,109  $   5,051
Cash and equivalents - restricted                        -      1,000
Accounts receivable-net                             10,611      8,497
Refundable income taxes                                  -      1,075
Prepaid expenses and other current assets            1,383        999
Deferred income taxes                                  307      1,421
                                                 ---------- ----------

       Total current assets                         28,410     18,043

PROPERTY AND EQUIPMENT - NET                         4,860      5,628

OTHER ASSETS                                           932        800

GOODWILL                                               675        675
                                                 ---------- ----------

TOTAL                                            $  34,877  $  25,146
                                                 ========== ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses            $   2,657  $   2,451
Accrued salaries and wages                           4,104      2,865
Income and other taxes                               1,286        598
Current portion of capital lease obligations           156        146
                                                 ---------- ----------

       Total current liabilities                     8,203      6,060
                                                 ---------- ----------

DEFERRED INCOME TAXES PAYABLE                        1,423      1,410
                                                 ---------- ----------

OBLIGATIONS UNDER CAPITAL LEASE                        152        272
                                                 ---------- ----------

STOCKHOLDERS' EQUITY                                25,099     17,404
                                                 ---------- ----------

TOTAL                                            $  34,877  $  25,146
                                                 ========== ==========

    CONTACT: Innodata Isogen
             Al Girardi, 201-488-1200, Ext. 5392
             agirardi@innodata-isogen.com